Exhibit-99.1

Company Contact:	Investor Relations Contacts:
Rob Lewis, CFO	David Barnard & Kirsten Chapman
iMergent, Inc.	Lippert/Heilshorn & Assoc.
801.431.4695	415.433.3777
investor_relations@imergentinc.com	David@lhai-sf.com

iMergent Receives Potential Delisting Notification from the American Stock Exchange

- Company to Submit Plan of Compliance by October 24th -

OREM, Utah, October 6, 2005 – iMergent, Inc. (AMEX: IIG), a leading provider of eCommerce and software for small businesses and entrepreneurs, announced the company received a notice from the American Stock Exchange (AMEX) on October 3, 2005 indicating the company is subject to potential delisting from the American Stock Exchange as the company had not filed its Form 10-K for the fiscal year ended June 30, 2005 in accordance with Sections 134 and 1101 of the AMEX Company Guide.  As result of the notice, the indicator .LF will be added to the company’s stock symbol in any place the company’s symbol is transmitted with a quotation or a trade.

In accordance with the notice, iMergent intends to submit a plan of compliance to the AMEX on or before October 24, 2005 as to how it may come into compliance with Sections 134 and 1101 on or before January 31, 2006.

On September 13, 2005, iMergent filed a Notification of Late Filing on Form 12b-25 stating that its Form 10-K for its fiscal year ended June 30, 2005 could not be filed timely, due to management’s continuing review of the appropriate interpretation and application of generally accepted accounting principles related to revenue recognition.  In addition, iMergent announced estimated ranges of fiscal 2005 unaudited restated financial results on September 29, 2005.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business product or idea via the Internet.  Headquartered in Orem, Utah the company sells its proprietary StoresOnline™ software and training services, helping users build a successful Internet strategy to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In connection with software, iMergent offers site development, web hosting, marketing and mentoring products.  iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases.

iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.

Safe Harbor Statement

Statements made in this filing that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of iMergent and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, without limitation, the company’s continued ability to maintain operations; our ability to file audited financial statements in a timely manner; that the un-audited financial information provided remains accurate or consistent after completion of the Companies audit; the ability of the Company to file its 10-K ; the possibility that we will not have an acceptable plan of compliance for AMEX, and that we may not be granted by AMEX any extension of time to file our fiscal 2005 Form 10-K in order to avoid possible de-listing of our common stock from the AMEX; uncertainties that may be associated with any hearing or appeals that seek to avoid de-listing for failure to file timely periodic reports with the SEC; the ability to completely and timely file a restatement of prior period financial statements;  the time required to complete and for our independent auditors to complete their review of the Form 10-K; the possibility the delay of determining historical financial statements, including revenue and expenses reported in prior periods; the possibility that these matters could be deemed to comprise a material weakness in the company’s internal controls over its consolidated financial reporting could prevent the company timely meeting its future reporting requirements, including timely certification under Section 404 of the Sarbanes-Oxley Act of 2002; the results of Class Action suits filed as well as the potentiality of amended complaints or new proceedings being filed the possibility of inquiries of the company relating to the issues detailed herein; The company undertakes no obligation to update this forward-looking information.

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